Exhibit 23.3

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated March 20, 2003 with respect to the Registration Statement on Form S-8 for Tintic Gold Mining Company, relating to the financial statements of Tintic Gold Mining Company as of December 31, 2002, for the year then ended and for the period from December 31, 1997 (date of inception of the exploration stage) through December 31, 2002.

                             /s/Hansen, Barnett & Maxwell

                             HANSEN BARNETT & MAXWELL
Salt Lake City, Utah
March 5, 2004